Exhibit 10.S(9)

AMENDMENT TO THE

ALCOA DEFERRED COMPENSATION PLAN

Pursuant to Article 10 of the Plan, the Plan is amended as follows:

1.	Section 4.1, is amended to add the following new paragraph:

Effective April 1, 2009, no Matching Company Credits will be deemed to be credited to any Participant account under this Plan.

2.	In all other respects the Plan is hereby ratified and confirmed.

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